UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2015

COMMERCE UNION BANCSHARES, INC
(Exact Name of Registrant as Specified in Charter)

Commission File Number 333-197248

Tennessee (State or Other Jurisdiction of Incorporation)	37-1641316 (I.R.S. Employer Identification No.)

1736 Carothers Parkway, Suite 100, Brentwood, TN 37027
(Address of principal executive offices)

(615) 384-3357
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

         On June 18, 2015, Commerce Union Bancshares held its annual meeting of shareholders. At the Annual Meeting, stockholders elected four Class I directors, ratified the appointment of an independent registered public accounting firm, and approved the 2015 Company’s Equity Incentive Plan.

The votes cast on the three agenda items are set forth below:

1.        Election of Class I Directors.

Director	For	Withheld	Broker non-votes

DeVan D. Ard, Jr.	4,323,672.26	19,134.00	445,305.00
William R. DeBerry	4,330,017.26	12,789.00	445,305.00
Sharon H. Edwards	4,327,382.26	15,424.00	445,305.00
Farzin Ferdowsi	4,317,081.26	25,725.00	445,305.00

2.        The ratification of the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain
4,778,309.26	7,731.00	1,050.00

3.         Approval of the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan.

For	Against	Abstain
4,163,383.26	135,892.00	12,198.00

ITEM 9.01. Financial Statements and Exhibits.

         (d)       Exhibits.

                     99.1     Press Release issued by Commerce Union Bancshares, Inc., dated June 19, 2015.

EXHIBIT INDEX

Exhibit
Number                       Description of Exhibit(s)

99.1                               Copy of press release issued by Commerce Union Bancshares, Inc. on June 19, 2015.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE UNION BANCSHARES, INC.
(Registrant)

Date: June 19, 2015	By:	/s/	William R. DeBerry
William R. DeBerry
Chief Executive Officer